EX-99.11


                     Opinion and Consent of Richard J. Wirth



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                                   Exhibit 11

                     Opinion and Consent of Richard J. Wirth




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                                                               January 23, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

         The undersigned serves as Counsel to Phoenix Life Insurance Company and its insurance company affiliates (collectively "Phoenix Life"). Shares of The Phoenix Edge Series Fund, a Massachusetts business trust (the "Trust") are issued to one or more designated separate accounts of Phoenix Life. In my capacity as Counsel, I have represented the Trust in connection with the preparation and filing of the Trust's Registration Statement on Form N-14 (the "Registration Statement") under the Securities Act of 1933. I am admitted to practice law in the State of Connecticut and am generally familiar with Massachusetts law applicable to this entity.

             This opinion is furnished in connection with the registration statement filed on December 20, 2002 with the Securities and Exchange Commission with respect to the shares of beneficial interest (the "Shares") of the Trust, representing interests in the Phoenix-Janus Growth Series, a series of the Trust, to be issued pursuant to certain Agreements and Plans of Reorganization (the "Reorganization Agreements") between the Trust and Phoenix-Van Kampen Focus Equity Series and Phoenix-MFS Investors Growth Stock Series, dated as of February 14, 2003, as described in the Registration Statement.

         In rendering my opinion, I have examined such documents, records and matters of law as I deemed necessary for purposes of this opinion. I have assumed the genuineness of all signatures of all parties, the authenticity of all documents submitted as originals, the correctness of all copies, and the correctness of all facts set forth in the certifications delivered to me and the correctness of all written and oral statements made to me.

         Based upon and subject to the foregoing, it is my opinion that the Shares that will be issued by the Trust, will, when sold, be legally issued, fully paid, and nonassessable.

         My opinion is rendered solely in connection with the Registration Statement on Form N-14 and it may not be relied upon for any other purposes without my written consent. I hereby consent to the use of this opinion as an exhibit to such Registration Statement.

                                                  Very truly yours,


                                                  /s/ Richard J. Wirth
                                                  ------------------------------
                                                  Richard J. Wirth, Secretary
                                                  The Phoenix Edge Series Fund